Filed Pursuant to Rule 424(b)(5)
Registration No. 333-237637
Prospectus Supplement
(To Prospectus dated April 23, 2020)
5,556,000 Common Shares
Series A Warrants to Purchase up to 3,611,400 Common Shares
Series B Warrants to Purchase up to 4,167,000 Common Shares
Up to 7,778,400 Common Shares Issuable Upon Exercise of the Series A Warrants and Series B Warrants

Performance Shipping Inc.
We are offering (i) 5,556,000 of our common shares, $0.01 par value per share, (ii) Series A Warrants (the “Series A Warrants”) to purchase up to 3,611,400 common shares and (iii) Series B Warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) to purchase up to 4,167,000 common shares directly to several institutional investors pursuant to this prospectus supplement and the accompanying prospectus. Each Series A Warrant and each Series B Warrant will be immediately exercisable upon issuance for one common share at an exercise price of $2.25 per share and expire five years after the issuance date. Alternatively, each Series A Warrant will become exchangeable for one common share beginning on the earlier of 30 days following the closing of the Offering and the date on which the cumulative trading volume of the Company’s common shares following the date of entry into a securities purchase agreement with the purchasers in this offering exceeds 15,000,000 shares. The common shares offered can each be purchased in this offering only with 0.65 of a Series A Warrant and 0.75 of a Series B Warrant. This prospectus supplement also relates to the offering of common shares issuable upon exercise of such Warrants.
Our common shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “PSHG.” We do not intend to list the Warrants on any securities exchange or other trading market.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 3 of the accompanying prospectus and in our annual report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated by reference herein, to read about the risks you should consider before purchasing our securities.
We have retained Maxim Group LLC (whom we refer to herein as the Placement Agent) as our exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of our common shares and Warrants offered pursuant to this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-17 of this prospectus supplement for more information regarding these arrangements.
We expect that delivery of our common shares and Warrants being offered pursuant to this prospectus supplement will be made to the investors on or about March 3, 2023, subject to customary closing conditions.
	Per Share, 0.65 of a Series A Warrant and 0.75 of a Series B Warrant	Total
Public offering price	$2.25	$12,501,000
Placement Agent’s fees(1)	$0.1575	$875,070
Proceeds, before expenses, to the Company	$2.0925	$11,625,930
(1)
We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds. In addition, we have agreed to pay certain expenses of the Placement Agent, as discussed under “Plan of Distribution”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
MAXIM GROUP LLC
The date of this prospectus supplement is February 28, 2023

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT
On April 10, 2020, we filed with the SEC a registration statement on Form F-3 (File No. 333-237637) which was declared effective on April 23, 2020, utilizing a shelf registration process relating to the securities described in this prospectus supplement. Under this shelf registration process, we may, from time to time, sell up to $250 million in the aggregate of common shares, preferred shares, preferred share purchase rights, preferred contracts, warrants, units, rights and debt securities.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying base prospectus, gives more general information and disclosure about the securities we may offer from time to time, some of which does not apply to this offering of common shares. When we refer to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated into each by reference include important information about us and the common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus before investing in our common shares.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not authorized anyone to provide you with information that is different from the foregoing. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common shares only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless otherwise indicated, all references to “$” and “dollars” in this prospectus supplement are to United States dollars, and financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with accounting principles generally accepted in the United States. We have a fiscal year end of December 31.
On November 15, 2022, we effected a one-for-15 reverse stock split. Unless otherwise stated, all share and per share amounts disclosed in this prospectus supplement have been retroactively adjusted to reflect the reverse stock split.
S-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus supplement, or the accompanying prospectus, and the documents incorporated by reference may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts.
Performance Shipping Inc., or the Company, desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. This document and any other written or oral statements made by the Company or on its behalf may include forward-looking statements, which reflect its current views with respect to future events and financial performance, and are not intended to give any assurance as to future results. When used in this document, the words “believe”, “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “will,” “may,” “should,” “expect” “targets,” “likely,” “would,” “could,” “seeks,” “continue,” “possible,” “might,” “pending” and similar expressions, terms or phrases may identify forward-looking statements.
In this prospectus supplement, “we”, “us”, “our” and “the Company” all refer to Performance Shipping Inc. and its subsidiaries, unless the context requires otherwise.
The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in its records and other data available from third parties. Although the Company believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond its control, the Company cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.
Such statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company is making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated.
In addition to these important factors and matters discussed elsewhere herein, including under the heading “Risk Factors,” and in the documents incorporated by reference herein, important factors that, in its view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to: the strength of world economies, fluctuations in currencies and interest rates, general market conditions, including fluctuations in charter rates and vessel values, changes in demand in the tanker shipping industry, changes in the supply of vessels, changes in worldwide oil production and consumption and storage, changes in our operating expenses, including bunker prices, crew costs, drydocking and insurance costs, our future operating or financial results, availability of financing and refinancing and changes to our financial condition and liquidity, including our ability to pay amounts that it owes and obtain additional financing to fund capital expenditures, acquisitions and other general corporate activities and our ability to obtain financing and comply with the restrictions and other covenants in our financing arrangements, our ability to continue as a going concern, potential liability from pending or future litigation and potential costs due to environmental damage and vessel collisions, the market for our vessels, availability of skilled workers and the related labor costs, compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) or other applicable regulations relating to bribery, the impact of the discontinuance of LIBOR on interest rates of our debt that reference LIBOR, general economic conditions and conditions in the oil industry, effects of new products and new technology in our industry, the failure of counterparties to fully perform their contracts with us, our dependence on key personnel, adequacy of insurance coverage, our ability to obtain indemnities from customers, changes in laws, treaties or regulations, the volatility of the price of our common shares, our incorporation under the laws of the Marshall Islands and the different rights to relief that may be available compared to other countries, including the United States, changes in governmental rules and regulations or actions taken by regulatory authorities, general domestic and international political conditions or events, including “trade wars,” armed conflicts including the war in Ukraine, acts by terrorists or acts of piracy on ocean-going vessels, the length and severity of epidemics and pandemics, including the lingering effects of the COVID-19 pandemic and its impact on the demand for seaborne
S-ii

transportation of petroleum and other types of products, potential disruption of shipping routes due to accidents, labor disputes or political events, and other important factors described from time to time in the reports filed by the Company with the SEC.
This prospectus supplement, or the accompanying prospectus, may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. The Company may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the SEC, in other information sent to the Company’s security holders, and in other written materials. The Company also cautions that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. The Company undertakes no obligation to publicly update or revise any forward-looking statement contained in this prospectus supplement, or the accompanying prospectus, whether as a result of new information, future events or otherwise, except as required by law.
S-iii

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Marshall Islands company and our principal executive office is located outside the United States in Greece. A majority of our directors, officers and the experts named in this prospectus supplement, or the accompanying prospectus, reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.
Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.
S-iv

SUMMARY
This summary highlights certain information that appears elsewhere in this prospectus supplement or in documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. As an investor or prospective investor, you should also review carefully the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our annual report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 11, 2022, or our Annual Report.
Unless the context otherwise requires, as used in this prospectus supplement, the terms “Company,” “we,” “us,” and “our” refer to Performance Shipping Inc. and all of its subsidiaries, and “Performance Shipping Inc.” refers only to Performance Shipping Inc. and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of our vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Unless otherwise indicated, all references in this prospectus supplement to “$” or “dollars” are to U.S. dollars, and financial information presented in this prospectus supplement is derived from the financial statements incorporated by reference in this prospectus supplement that were prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.
Our Company
We provide global shipping transportation services through the ownership of tanker vessels. As of the date of this prospectus supplement, our fleet consists of eight Aframax tanker vessels, with a combined carrying capacity of 851,825 DWT and a weighted average age of approximately 12.3 years. At our inception in January 2010, our business was focused on the ownership of container vessels and we have since gradually transitioned to a purely tanker fleet, completing our exit from the containership sector in August 2020.
Our Fleet
Set forth below is summary information concerning our fleet as of the date hereof:
Vessel	Year of Build	Capacity	Builder	Charter Type
Aframax Tanker Vessels
BLUE MOON	2011	104,623 DWT	Sumitomo Heavy Industries Marine & Engineering Co., LTD.	Time charter
BRIOLETTE	2011	104,588 DWT	Sumitomo Heavy Industries Marine & Engineering Co., LTD.	Time charter
P. KIKUMA	2007	115, 915 DWT	Samsung Heavy Industries Co. Ltd.	Pool
P. YANBU	2011	105,391 DWT	Sumitomo Heavy Industries Marine & Engineering Co., LTD.	Time charter
P. SOPHIA	2009	105, 071 DWT	Hyundai Heavy Industries Co. LTD.	Pool
P. ALIKI	2010	105,304 DWT	Hyundai Heavy Industries Co. LTD.	Time charter
P. MONTEREY	2011	105,525 DWT	Hyundai Heavy Industries Co. LTD.	Time charter
P. LONG BEACH	2013	105,408 DWT	Hyundai Heavy Industries Co., LTD	Pool
Our Chartering Strategy
We employ our fleet on spot voyages, through pool arrangements and on time charters. As of the date of this prospectus supplement, the vessels in our fleet are employed either on time charter or pool arrangements.
Under our time charters, the charterer typically pays us a fixed daily charter hire rate and bears all voyage expenses, including the cost of bunkers (fuel oil) and port and canal charges. In pool charters, we earn a portion of total revenues generated by the pool, net of expenses incurred by the pool. Under spot charter arrangements, voyage expenses that are unique to a particular charter are paid for by us. We remain responsible for paying the chartered vessel’s operating expenses, including the cost of crewing, insuring, repairing and maintaining the vessel, the costs of spares and consumable stores, tonnage taxes, environmental costs and other miscellaneous expenses, and unaffiliated shipbrokers and to in-house brokers associated with the charterer for the arrangement of the relevant charter.
Our commercial policy focuses mainly on spot voyages, pool arrangements, and short- to medium-term time charters, to expose our shareholders to cyclical fluctuations in charter rates.
Management of Our Fleet
The commercial and technical management of our fleet, as well as the provision of administrative services relating to our fleet’s operations, have been carried out since March 1, 2013, by Unitized Ocean Transport Limited, or UOT, our in-house fleet manager. Pursuant to an Administrative Services Agreement, we pay UOT a fixed monthly administrative fee of $10,000, in exchange for providing us with accounting, administrative, financial reporting and other services necessary for the operation of our business. In addition, in exchange for providing us with commercial and technical services, we pay UOT a commission of 2.00% of our gross revenues, a fixed management fee of $15,000 per month for each vessel in operation and a fixed monthly fee of $7,500 for laid-up vessels, if any. These amounts are considered inter-company transactions and are, therefore, eliminated from our consolidated financial statements. In prior years, we have retained third-party managers to provide commercial and technical management for certain of our vessels. We presently do not use third-party managers.
For additional information regarding the management of our fleet, please see our Annual Report.
Our Fleet Development
In June and November 2019, under two separate transactions, we acquired the entities Taburao Shipping Company Inc., Tarawa Shipping Company Inc., and Rongelap Shipping Company Inc., which were affiliated with our Chairman and former Chief Executive Officer, Mr. Symeon Palios, for an aggregate purchase price of $21.0 million. Prior to their acquisition by us, each of the three newly-acquired entities had signed contracts to purchase one Aframax tanker vessel each, the Blue Moon, the Briolette, and the P. Fos from unaffiliated third-party sellers for a purchase price of $30.0 million, $30.0 million and $26.0 million respectively, and had paid advance deposits of $8.0 million, $2.0 million and $11.0 million, respectively, in connection therewith. In exchange for the acquisition of the aforementioned entities, we agreed to pay a price equal to the aggregate deposits previously paid to the vessels’ sellers. We paid the $21.0 million aggregate purchase price for the previously signed contracts of the Blue Moon, the Briolette, and the P. Fos in our common shares. The vessels Blue Moon and Briolette were delivered to us in August and November 2019, respectively, and P. Fos was delivered in January 2020. In November 2022, we signed, through a separate wholly owned subsidiary, a Memorandum of Agreement to purchase the M/T Fos Hamilton, later renamed P. Long Beach, a 105,408 dwt LR2 Aframax oil product tanker vessel built in 2013 by Hyundai Heavy Industries Co., Ltd. - Ulsan, South Korea, from an unaffiliated third party for a gross purchase price of $43.75 million. The P. Long Beach is equipped with an eco-electronic engine, achieving higher energy efficiency and improved emissions by reducing fuel consumption. The vessel also complies with the Ballast Water Management (BWM) Convention protecting marine ecosystems from species transfer. P. Long Beach was delivered to us in December 2022.
Later during 2020, we acquired the tanker vessels P. Kikuma and P. Yanbu, for a purchase price of $26.0 million and $22.0 million, respectively. The vessels were delivered to us in March and December 2020, respectively.
In June 2022, we acquired the tanker vessel P. Sophia (formerly “Maran Sagitta”), a 2009-built Aframax tanker of 105,071 dwt for $27.6 million. The vessel was delivered to us in July 2022.
In August 2022, we acquired the tanker vessel P. Aliki (formerly “Alpine Amalia”), a 2010-built LR2 Aframax oil product tanker of 105,304 dwt, for $36.5 million. The vessel was delivered to us in November 2022.
In September 2022, we acquired the tanker vessel P. Monterey (formerly “Phoenix Beacon”), a 2011-built Aframax tanker vessel of 105,525 dwt, for $35 million. The vessel was delivered to us in December 2022.
In October 2022, we sold the 2007-built Aframax tanker vessel P. Fos for $34.0 million and delivered the vessel to her new owners in November 2022.
In November 2022, we acquired the tanker vessel P. Long Beach (formerly “Fos Hamilton”), a 2013-built LR2 Aframax tanker vessel of 105,408 dwt, for $43.75 million. The vessel was delivered to us in December 2022.

Our Borrowing Activities
As of the date of this prospectus supplement, we had $124.8million of aggregate indebtedness outstanding under our secured bank loan facilities, and we were in compliance with all of our loan covenants. Further, as of the date of this prospectus supplement, we have not used any derivative instruments for hedging purposes or other purposes.
For more information regarding our current loan facilities, please see “Item 5. Operating and Financial Review and Prospectus – B. Liquidity and Capital Resources – Loan Facilities” in our Annual Report.
Recent Developments
On October 17, 2022, we entered into a stock purchase agreement with Mango Shipping Corp. (“Mango”), a company controlled by Aliki Paliou, our Chairperson, pursuant to which we agreed to issue to Mango in a private placement 1,314,792 shares of our newly-designated Series C Convertible Cumulative Redeemable Perpetual Preferred Stock (“Series C Preferred Shares”) in exchange for (i) all 657,396 Series B Convertible Cumulative Perpetual Preferred Shares (“Series B Preferred Shares”) held by Mango and (ii) the agreement by Mango to apply $4.93 million (an amount equal to the aggregate cash conversion price payable upon conversion of such Series B Preferred Shares into Series C Preferred Shares pursuant to their terms) as a prepayment by us of an unsecured credit facility agreement dated March 2, 2022 and made between us as borrower and Mango as lender, maturing in March 2023 and bearing interest at 9.0% per annum. We subsequently repaid the remaining amounts due and terminated the credit facility. The transaction was approved by a special independent committee of our Board of Directors. For more information regarding the Series C Preferred Shares, please see our Form 6-K filed on October 21, 2022 and incorporated by reference herein.
On November 8, 2022, our Board of Directors determined to effect a reverse stock split of our common shares, par value $0.01 per share, at a ratio of one-for-fifteen. Our shareholders had previously approved the reverse stock split at the Company’s Special Meeting of Shareholders held on November 7, 2022. The reverse stock split was effective as of the opening of trading on November 15, 2022.
On November 30, 2022, we regained compliance with the minimum bid price requirements for continued listing on the Nasdaq Capital Market, as a result of the closing bid price of the Company's common shares having been at $1.00 per share or greater for at least ten consecutive business days, from November 15, 2022 through November 29, 2022.
On December 9, 2022, we entered into an ATM Sales Agreement with Virtu Americas LLC, as sales agent, pursuant to which we may offer and sell, from time to time, up to an aggregate of $30 million of our common shares (the “ATM Sales Agreement”). On February 27, 2023 we terminated the ATM Sales Agreement because we do not intend to raise additional capital or sell additional shares under the ATM Sales Agreement. Prior to termination of the ATM Sales Agreement, we issued and sold 365,196 common shares under the ATM Sales Agreement at an average price per share of US$3.30, raising total gross proceeds of approximately US$1.2 million.
Corporate Information
Performance Shipping Inc. was incorporated in the Republic of the Marshall Islands pursuant to the Marshall Islands Business Corporation Act, or the BCA, on January 7, 2010. Each of our vessels is owned by a separate wholly owned subsidiary. Our registered office is located at Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Our registered agent in the Republic of the Marshall Islands is: The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. We maintain our principal executive offices at 373 Syngrou Avenue, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at that address is +30-216-600-2400. Our website is http://www.pshipping.com. The information on our website shall not be deemed a part of this prospectus supplement. The SEC maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov.

THE OFFERING
Issuer
Performance Shipping Inc.
Common shares outstanding as of the date of this prospectus supplement
4,412,405 common shares
Common shares being offered
5,556,000 common shares
Common shares to be outstanding immediately after this offering
9,968,405 common shares
Series A Warrants being offered
We are also offering Series A Warrants to purchase up to 3,611,400 common shares. The exercise price of each warrant will be $2.25 per common share. Alternatively, each Series A Warrant will become exchangeable for one common share beginning on the earlier of 30 days following the closing of the Offering and the date on which the cumulative trading volume of the Company’s common shares following the date of entry into a securities purchase agreement with the purchasers in this offering exceeds 15,000,000 shares. Each Series A Warrant will be immediately exercisable for a five-year period after the date of issuance. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of such Series A Warrants. See “Description of Securities We Are Offering” for a discussion on the terms of the Warrants.
Series B Warrants being offered
We are also offering Series B Warrants to purchase up to 4,167,000 common shares. The exercise price of each warrant will be $2.25 per common share. Each Series B Warrant will be immediately exercisable for a five-year period after the date of issuance. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of such Series B Warrants. See “Description of Securities We Are Offering” for a discussion on the terms of the Warrants.
Use of proceeds
We estimate that we will receive net proceeds of approximately $11.4 million after deducting the Placement Agent’s fees and other estimated offering expenses payable by us.
We intend to use the net proceeds of this offering, after deducting the Placement Agent’s fees and other estimated offering expenses payable by us, for partially funding tanker vessel acquisitions and general corporate and working capital purposes. However, we have not currently identified any potential acquisitions, and we can provide no assurance that we will be able to complete the acquisition of any vessel that we are able to identify.
Risk Factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and those set forth in our Annual Report or any reports on Form 6-K which are incorporated by reference herein, before investing in our securities.

Listing
Our common shares are listed on Nasdaq under the symbol “PSHG”. There is currently no established trading market for the Warrants, and we do not expect one to develop. We do not intend to list the Warrants on any securities exchange or other trading market.
The number of our common shares that will be outstanding immediately after this offering as shown above excludes:
•	Any common shares issuable pursuant to the exercise of conversion rights under our Series C Preferred Shares, of which 1,334,324 shares are outstanding as of February 28, 2023;
•
Any common shares issuable pursuant to the exercise of conversion rights under our Series C Preferred Shares issuable upon conversion of our Series B Preferred Shares, of which 126,495 shares are outstanding as of February 28, 2023;

•	8,000 common shares issuable upon the exercise of outstanding options exercisable at a price range between $150.00 and $450.00 per share, for a term expiring January 1, 2026;
•	23,440 common shares available for issuance pursuant to our Amended and Restated 2015 Equity Incentive Plan;
•	up to 567,366 common shares issuable upon the exercise of our Class A Warrants (at an exercise price of $15.75 per share) which expire in January 2028;
•
up to 1,133,333 common shares that may be issued upon the exercise of the warrants (at an exercise price to be adjusted as a result of this offering to $1.65 per share) which expire in January 2028 (the “July 2022 Warrants”); and

•
up to 2,222,222 common shares that may be issued upon the exercise of the warrants (at an exercise price to be adjusted as a result of this offering to $1.65 per share) which expire in August 2027 (the “August 2022 Warrants”); and

•	up to 7,778,400 common shares that may be issued upon the exercise of the Warrants issued in this offering.

RISK FACTORS
An investment in our common shares involves a high degree of risk. Before deciding to invest in our common shares, you should carefully consider the risks described in the accompanying prospectus and under the heading “Risk Factors” beginning on page 3 of our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference into this prospectus supplement, and in any updates to those risk factors in our reports on Form 6-K or subsequent Annual Reports on Form 20-F incorporated by reference herein. In addition, you should carefully consider the other information in the Annual Report and other documents that are incorporated by reference into this prospectus supplement. See “Where You Can Find Additional Information”. The risks and uncertainties referred to above are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially adversely affected. In that case, you may lose all or part of your investment in the common shares.
The market price of our common shares is subject to significant fluctuations and may continue to be highly volatile.
The market price of our common shares has been and may in the future be subject to significant fluctuations as a result of many factors, some of which are beyond our control.
During the period from January 1, 2022 to February 27, 2023, the trading price of our common shares has ranged from an intra-day high of $71.25 on March 8, 2022 to an intra-day low of $2.18 on February 24, 2023, in each case as adjusted for the one-for-fifteen reverse stock split effective on November 15, 2022. Since June 2016, we have effected eight reverse stock splits of our common shares, each of which was approved by our board of directors and by our shareholders at an annual or special meeting of such shareholders. There were no changes to the trading symbol, number of authorized shares, or par value of our common stock in connection with any of the reverse stock splits.
Among the factors that have in the past and could in the future affect our stock price are:
•	the failure of securities analysts to publish research about us, or analysts to make appropriate changes in their financial estimates;
•	announcements by us or our competitors of significant contracts, acquisitions or capital commitments;
•	variations in quarterly operating results;
•	general economic conditions;
•	terrorist or piracy acts;
•	unforeseen events, such as natural disasters or pandemics (including the ongoing COVID-19 pandemic);
•	international sanctions, embargoes, import and export restrictions, nationalizations, piracy and wars or other conflicts, including the war in Ukraine;
•	actual or anticipated fluctuations in our operating results from period to period;
•	fluctuations in interest rates;
•	fluctuations in the availability or the price of oil and chemicals;
•	fluctuations in foreign currency exchange rates;
•	the loss of any of our key management personnel;
•	our failure to successfully implement our business plan;
•	future sales of our common shares or other securities;
•	stock splits or reverse stock splits; and
•	investors' perception of us and the international tanker sector.
These broad market and industry factors may materially reduce the market price of our common shares, regardless of our operating performance. The seaborne transportation industry has been highly unpredictable and volatile. The market for common shares of companies in this industry may be volatile as a consequence. Therefore, we cannot assure you that you will be able to sell any of our common shares you may have purchased at a price greater than or equal to its original purchase price, or that you will be able to sell them at all.
In addition, the market price and trading volume of our common shares have at certain times in the past exhibited, and may continue to exhibit, extreme volatility, including within a single trading day. Such volatility could cause purchasers of our common shares to incur substantial losses. Under these circumstances, we would caution you against investing in our common shares unless you are prepared to incur the risk of incurring substantial losses.
In addition, over the last few years, the stock market has experienced price and volume fluctuations, including due to factors relating to the ongoing outbreak of COVID-19 and the war in Ukraine, and this volatility has sometimes been unrelated to the operating performance of particular companies. As a result, there is a potential for rapid and substantial decreases in the price of our common shares, including decreases unrelated to our operating performance or prospects. This market and share price volatility relating to the effects of COVID-19 or the war in Ukraine, as well as general economic, market or political conditions, has and could further reduce the market price of our common shares in spite of our operating performance and could also increase our cost of capital, which could prevent us from accessing debt and equity capital on terms acceptable to us or at all.
A proportion of our common shares may be traded by short sellers which may put pressure on the supply and demand for our common shares, creating further price volatility. In particular, a possible “short squeeze” due to a sudden increase in demand of our common shares that largely exceeds supply may lead to sudden extreme price volatility in our common shares. Investors may purchase our common shares to hedge existing exposure in our common shares or to speculate on the price of our common shares. Speculation on the price of our common shares may involve long and short exposures. To the extent aggregate short exposure exceeds the number of common shares available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common shares for delivery to lenders of our common shares. Those repurchases may in turn, dramatically increase the price of our common shares until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” Following such a short squeeze, once investors purchase the shares necessary to cover their short position, the price of our common shares may rapidly decline. A short squeeze could lead to volatile price movements in our shares that are not directly correlated to the performance or prospects of our company and could cause purchasers of our common shares to incur substantial losses.
Further, shareholders may institute securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.
International hostilities, terrorist attacks and other geopolitical events could affect our results of operations and financial condition.
Continuing conflicts and recent developments in Ukraine, the Middle East, including tensions between the U.S. and Iran, as well as other geographic countries and areas, geopolitical events such as Brexit, terrorist or other attacks, and war (or threatened war) or international hostilities, such as between Russia and Ukraine, China and Taiwan, or the U.S. and North Korea, may lead to armed conflict or acts of terrorism around the world, which may contribute to further economic instability in the global financial markets and international commerce. The war between Russia and Ukraine may lead to further regional and international conflicts or armed action. This conflict has disrupted supply chains and cause instability in the energy markets and the global economy, with effects on the tanker market, which has experienced volatility. The United States and the European Union, among other countries, have announced sanctions against Russia, including sanctions targeting the Russian oil sector, among those a prohibition on the import
As a key component of our business strategy, we intend to issue additional common shares or other securities to finance our growth as market conditions warrant. These issuances, which would generally not be subject to shareholder approval, may lower your ownership interests and may depress the market price of our common stock.
We have in the past conducted significant offerings of our common shares and securities convertible into common shares pursuant to previous public and private offerings of our equity and equity-linked securities. As a key component of our business strategy, we plan to finance potential future expansions of our fleet in large part with equity financing. Pursuant to our amended and restated articles of incorporation, we are authorized to issue up to 500,000,000 common shares and 25,000,000 preferred shares, each with a par value of $0.01 per share. We may issue additional common shares and other equity securities of equal or senior rank, without shareholder approval, in a number of circumstances from time to time. We currently have an effective registration statement on Form F-3 (333- 237637), for the registered sale of up to $250 million of our securities, which we have utilized only in part, and more than $200 million of additional securities in this offering and any future offerings may be sold pursuant to this registration statement.
In addition, we may be obligated to issue pursuant to the terms of outstanding convertible securities and the securities we are offering hereby:
•	any common shares issuable pursuant to the exercise of conversion rights under our Series C Preferred Shares, of which 1,334,324 shares are outstanding as of February 28, 2023;
•
Any common shares pursuant to the exercise of conversion rights under our Series C Preferred Shares issuable upon conversion of our Series B Preferred Shares, of which 126,495 shares are outstanding as of February 28, 2023;

•	8,000 common shares issuable upon the exercise of outstanding options exercisable at a price range between $150.00 and $450.00 per share, for a term expiring January 1, 2026;
•	up to 567,366 common shares issuable upon the exercise of our Class A Warrants (at an exercise price of $15.75 per share) which expire in January 2028;
•	up to 1,133,333 common shares that may be issued upon the exercise of the July 2022 Warrants (at an exercise price of $2.60 per share) which expire in January 2028;
•	up to 2,222,222 common shares that may be issued upon the exercise of the August 2022 Warrants (at an exercise price of $2.60 per share) which expire in August 2027; and
•	up to 7,778,400 common shares that may be issued upon the exercise of the Warrants issued in this offering.
Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. We may issue additional common shares or other equity securities of equal or senior rank in the future to raise additional capital in connection with, among other things, debt prepayments, future vessel acquisitions, redemptions of our Series C Preferred Shares, or any future equity incentive plan, without shareholder approval, in a number of circumstances. Our existing shareholders may experience significant dilution if we issue shares in the future at prices below the price at which previous shareholders invested. Holders of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series of shares and, therefore are at risk of dilution.
Our issuance of additional shares of common shares or other equity securities of equal or senior rank would have the following effects:
•	our existing shareholders’ proportionate ownership interest in us will decrease;
•	the amount of cash available for dividends payable on the shares of our common shares may decrease;
•	the relative voting strength of each previously outstanding common share may be diminished; and
•	the market price of the shares of our common shares may decline.
The market price of our common shares could decline due to sales, or the announcements of proposed sales, of a large number of common shares in the market, including sales of common shares by our large shareholders or by holders of securities convertible into common shares, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common shares or other equity-related securities would have on the market price of our common shares.

The issuance of common shares and Warrants in this offering will trigger anti-dilution provisions in our outstanding convertible securities and affect the interests of our common shareholders.
The July 2022 Warrants, August 2022 Warrants and Series C Preferred Shares contain anti-dilution provisions that have been triggered by our issuance of securities, will be triggered by our sale of securities in this offering, and could further be triggered by future issuances of common shares or securities convertible into common shares, depending on the offering price of equity issuances, the conversion price or formula of convertible shares or the exercise price or formula of warrants. Any issuance or deemed issuance of common shares, including in this offering, below the applicable exercise or conversion price of the July 2022 Warrants, August 2022 Warrants and Series C Preferred Shares may result in an adjustment downward of the conversion or exercise price of such securities and could result in a corresponding increase in the number of common shares issuable upon conversion or exercise of such securities. As of February 28, 2023, the exercise price of the July 2022 Warrants and August 2022 Warrants were $2.60 and $2.60, respectively, per common share, subject to anti-dilution adjustments to a minimum exercise price of $1.65. Due to the offering of securities in this offering, the exercise price of the July 2022 Warrants and August 2022 Warrants adjusted to $1.65 per common share. The current conversion price of the Series C Preferred Shares is $2.60 per common share, subject to anti-dilution adjustments to a minimum conversion price of $0.50. Due to the sale of securities in this offering, the conversion price of the Series C Preferred Shares will adjust to $1.3576 per common share. Generally, the anti-dilution provisions of the July 2022 Warrants, August 2022 Warrants and Series C Preferred Shares will operate to adjust the exercise or conversion price of each such security to the lowest price at which we sell or are deemed pursuant to the terms of such warrants or convertible preferred shares to sell shares in this offering, if such price is below the then-applicable exercise or conversion price of such securities and equal to or greater than the applicable minimum exercise or conversion price. If the holders of such securities elect to convert or exercise following an adjustment of the exercise or conversion price of such securities, including as a result of the issuance of shares in this offering, your investment in our common shares may be diluted.
There is no guarantee of a continuing public market for you to resell our common shares. If the price of our common shares declines significantly, our common shares could be delisted from the Nasdaq Capital Market or trading could be suspended.
Our common shares commenced trading on the Nasdaq Global Market on January 19, 2011. Since January 2, 2013, our common shares have traded on the Nasdaq Global Select Market and since March 6, 2020 our common shares have traded on the Nasdaq Capital Market. We cannot assure you that an active and liquid public market for our common shares will continue. The Nasdaq Capital Market and each national securities exchange have certain corporate governance requirements that must be met in order for us to maintain our listing. If we fail to maintain the relevant corporate governance requirements, our common shares could be delisted, which would make it harder for you to monetize your investment in our common shares and would cause the value of your investment to decline.
A decline in the closing price of our common shares could result in a breach of the requirements for listing on the Nasdaq Capital Market. Although we would have an opportunity to take action to cure such a breach, if we do not succeed, Nasdaq could commence suspension or delisting procedures in respect of our common shares. On July 13, 2022, we received written notification from the NASDAQ Stock Market, indicating that because the closing bid price of our common shares for 30 consecutive business days, from May 27, 2022 to July 12, 2022, was below the minimum $1.00 per share bid price requirement for continued listing on the Nasdaq Capital Market, we were not in compliance with Nasdaq Listing Rule 5550(a)(2). Following the effectiveness of the 1-to-15 reverse stock split on November 15, 2022, we regained compliance with the minimum bid price requirement on November 30, 2022. However, if we fail to maintain compliance with Nasdaq’s continued listing standards and delist from the Nasdaq and our common shares are not subsequently listed and registered on another national securities exchange, we will be unable to meet certain transaction requirements that would effectively prevent us from offering and selling additional common shares under this registration statement.
The commencement of suspension or delisting procedures by an exchange remains, at all times, at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted common shares, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity, and information available concerning trading prices and volume. Additionally, fewer broker-dealers would be willing to execute trades with respect to such common shares. A suspension or delisting would likely decrease the attractiveness of our common shares to investors, may constitute a breach under certain of our credit facilities, constitute an event of default under certain classes of our preferred stock and cause the trading volume of our common shares to decline, which could result in a further decline in the market price of our common shares.
We cannot assure you that our board of directors will declare dividend payments in the future, or when such payment might occur.
On October 20, 2020, we announced that our board of directors approved a new variable quarterly dividend policy after previously suspending the quarterly cash dividend on our common shares since the quarter ended June 30, 2016. On November 9, 2020, we made a dividend payment in the aggregate amount of $0.01 per share (or $0.10 per share as adjusted for the reverse stock split effected on November 2, 2020) to the shareholders of record at the close of business on October 30, 2020, with respect to the third quarter of 2020. While we have declared and paid cash dividends on our common shares in the past and currently do so, there can be no assurance that our board of directors will declare dividend payments in the future.
If declared, our variable quarterly dividend is expected to be paid each February, May, August and November and to be a percentage of our available cash from operations during the previous quarter after cash payments for debt repayment and interest expense, reserves for the replacement of our vessels, scheduled drydockings, intermediate and special surveys, and other purposes as our board of directors may from time to time determine are required, after taking into account contingent liabilities, the terms of any credit facility, our growth strategy and other cash needs as well as the requirements of Marshall Islands law, among other factors. In addition, any credit facilities that we may enter into in the future may include restrictions on our ability to pay dividends.
The declaration and payment of dividends, even during times when we have sufficient funds and are not restricted from declaring and paying dividends by our lenders or any other party, will always be subject to the discretion of our board of directors. Our board of directors may review and amend our dividend policy from time to time, taking into consideration our plans for future growth and other factors. The actual timing and amount of dividend payments, if any, will be determined by our board of directors and will be affected by various factors, including our cash earnings, financial condition and cash requirements, the loss of a vessel, the acquisition of one or more vessels, required capital expenditures, reserves established by our board of directors, increased or unanticipated expenses, a change in our dividend policy, additional borrowings or future issuances of securities, many of which will be beyond our control.
We may incur expenses or liabilities or be subject to other circumstances in the future that reduce or eliminate the amount of cash that we have available for distribution as dividends, including as a result of the risks described in our Annual Report. Our growth strategy contemplates that we will finance the acquisition of additional tanker vessels through a combination of primarily equity capital and, to a lesser extent, cash on hand and debt financing on terms acceptable to us. If external sources of funds on terms acceptable to us are limited, our board of directors may determine to finance acquisitions with cash from operations, which would reduce or even eliminate the amount of cash available for the payment of dividends.
We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us to satisfy our financial obligations and to make dividend payments. In addition, our existing or future credit facilities may include restrictions on our ability to pay dividends.
The shipping sector is highly cyclical and volatile. We cannot predict with accuracy the amount of cash flows our operations will generate in any given period. Our quarterly dividends, if any, will vary significantly from quarter to quarter as a result of variations in our operating performance, cash flow, and other contingencies, and we cannot assure you that we will generate available cash for distribution in any quarter, and so we may not declare and pay any dividends in certain quarters, or at all. Our ability to resume payment of dividends will be subject to the limitations set forth above and in our Annual Report.
In times when we have debt outstanding, we intend to limit our dividends per share, if dividend payment is reinstated, to the amount that we would have been able to pay if we were financed entirely with equity. In addition, any credit facilities that we may enter into in the future may include restrictions on our ability to pay dividends.
Marshall Islands law generally prohibits the payment of dividends other than from surplus (retained earnings and the excess of consideration received for the sale of shares above the par value of the shares) or while a company is insolvent or would be rendered insolvent by the payment of such a dividend.

Aliki Paliou, the Chairperson of the Board, controls a significant percentage of voting power over matters on which our shareholders are entitled to vote, and accordingly, may exert considerable influence over us and may have interests that are different from the interests of our other shareholders.
Aliki Paliou may be deemed to beneficially own 1,314,792 Series C Preferred Shares, and through the beneficial ownership of such Series C Preferred Shares currently controls in excess of 96.7% of the voting power of our capital stock. As a result, Ms. Paliou has the power to exert considerable influence over our actions through her ability to control the outcome of any matter submitted to a vote of our shareholders, including the election of our directors and other significant corporate actions. The Series C Preferred Shares bear superior voting rights to our common shares and are entitled to vote on all matters on which our shareholders are entitled to vote, and further are convertible into our common shares beginning six months after issuance. The superior voting rights of our Series C Preferred Shares may limit our common shareholders’ ability to influence corporate matters. The interests of the holders of the Series C Preferred Shares may conflict with the interests of our common shareholders, and as a result, the holders of our capital stock may approve actions that our common shareholders do not view as beneficial. Any such conflicts of interest could adversely affect our business, financial condition and results of operations, and the trading price of our common shares. For additional information regarding the terms of our Series C Preferred Shares, please see our Form 6-K filed on October 21, 2022 and the Certificate of Designation for the Series C Preferred Shares, incorporated by reference herein.
We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
The Warrants offered by this prospectus supplement and prospectus may not have any value.
The Warrants offered by this prospectus will be exercisable for five years from the date of initial issuance at an initial exercise price of $2.25 per common share. There can be no assurance that the market price of our common shares will equal or exceed the exercise price of the Warrants during the term of the Warrants. In the event that our common shares price does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the right to exercise the Warrants for cash may not have any value.
Holders of Warrants do not entitle the holder to any rights as common shareholders until the issuance of common shares upon exercise or exchange of the Warrants.
Until you acquire common shares upon exercise or exchange of your Warrants, your Warrants will not provide you any rights as a common shareholder such as voting rights or the right to receive dividends, but rather merely represent the right to acquire common shares at a fixed price for a limited period of time. With respect to the common shares issuable upon exercise or exchange of your Warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs on or after the date of issuance of such common shares.

USE OF PROCEEDS
We expect that the net proceeds of this offering will be approximately $11.4 million, net of the Placement Agent’s fees and other estimated offering expenses. We intend to use the net proceeds of this offering, after deducting the Placement Agent’s fees and other estimated offering expenses payable by us, for partially funding tanker vessel acquisitions and general corporate and working capital purposes. However, we have not currently identified any potential acquisitions, and we can provide no assurance that we will be able to complete the acquisition of any vessel that we are able to identify.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2022, on an:
•	actual basis, adjusted for the one-for-15 reverse stock split that we effected on November 15, 2022;
•
as adjusted basis, giving effect to: a) aggregate drawdowns of $76.7 million under our new credit facilities with Alpha Bank SA. and Piraeus Bank to finance the acquisitions of the newly acquired vessels P. Aliki, P. Monterey and P. Long Beach and to re-finance the existing indebtedness of the vessel P. Kikuma; b) aggregate loan prepayments of $15.6 million for the vessels P. Kikuma and P. Fos, the latter of which has been sold; c) aggregate repayments of $5.4 million for scheduled loan installments; d) the issuance to Mango in a private placement of 1,314,792 shares of our newly-designated Series C Preferred Shares in exchange for (i) all 657,396 Series B Preferred Shares held by Mango and (ii) the agreement by Mango to apply $4.93 million as a prepayment by us of the unsecured credit facility agreement dated March 2, 2022 between us as borrower and Mango as lender[1], e) the prepayment of the remaining outstanding balance of the unsecured credit facility with Mango ($0.07 million) as discussed above in “Summary—Recent Developments.”; f) the issuance of 365,196 common shares pursuant to our ATM Sales Agreement and receipt of aggregate proceeds, net of agent’s expenses, of $1.2 million from the issuance of these common shares; g) the conversion of 9,766 Series B preferred shares for 19,532 Series C preferred shares from February 16, 2023 to February 28, 2023, with aggregate gross proceeds of $0.1 million.[1]

•
as further adjusted basis, giving effect to the issuance and sale of (i) 5,556,000 common shares, (ii) Series A Warrants to purchase 3,611,400 common shares at a purchase price of $2.25 per common share and (iii) Series B Warrants to purchase 4,167,000 common shares at a purchase price of $2.25 per common share in a registered direct offering, resulting in gross proceeds of approximately $12.5 million, net of placement agent fees and estimated expenses of approximately $1.1 million, resulting in net proceeds of approximately $11.4 million.

You should read the information below together with the sections of this prospectus supplement entitled “Use of Proceeds” and “Risk Factors,” and those risk factors set forth in our Annual Report, in addition to “Item 5. Operating and Financial Review and Prospects – A. Operating Results” contained in the Annual Report, as well as the financial statements and related notes which are incorporated by reference into this prospectus supplement.
There have been no other material adjustments to our capitalization since September 30, 2022, as so adjusted.
	As of September 30, 2022
	Actual	As Adjusted	As Further Adjusted
	(in thousands of U.S. dollars)
Bank debt (principal balance, secured and guaranteed)	$69,101	$124,799	$124,799
Other debt (principal balance, unsecured)	$5,000	$0	$0
Stockholders’ equity
Preferred shares, $0.01 par value; 25,000,000 shares authorized, 793,657 Series B issued and outstanding actual, 126,495 Series B and 1,334,324 Series C issued and outstanding as adjusted, and as further adjusted	$8	$14	$14
Common shares, $0.01 par value; 500,000,000 shares authorized; 4,047,209 issued and outstanding, actual, 4,412,405 issued and outstanding as adjusted, and 9,968,405 issued and outstanding as further adjusted	40	44	100
Additional paid-in capital	494,271	500,459	511,839
Other comprehensive loss	(2)	(2)	(2)
Accumulated deficit	(367,463)	(367,463)	(367,463)
Total stockholders’ equity	$126,854	$133,052	$144,488

Total capitalization	$200,955	$257,851	$269,287
[1]
The accounting treatment of the issuance to Mango of 1,314,792 shares of our newly-designated Series C Preferred Shares in exchange for (i) all 657,396 Series B Preferred Shares held by Mango and (ii) the agreement by Mango to apply $4.93 million as a prepayment by us of the unsecured credit facility agreement dated March 2, 2022 between us as borrower and Mango as lender has not been concluded as of the date of this prospectus. Also, the accounting treatment of the issuance of our newly-designated Series C Preferred Shares, has not been concluded as of the date of this prospectus. Any potential implications on outstanding Series B Preferred Shares, that are convertible to Series C Preferred Shares, as a result of the issuance of Series C Preferred Shares has not been analyzed as of the date of this prospectus.

The table above excludes:
•	Any common shares issuable pursuant to the exercise of conversion rights under our Series C Preferred Shares, of which 1,334,324 shares are outstanding as of February 28, 2023;
•
Any common shares issuable pursuant to the exercise of conversion rights under our Series C Preferred Shares issuable upon conversion of our Series B Preferred Shares, of which 126,495 shares are outstanding as of February 28, 2023;

•	8,000 common shares issuable upon the exercise of outstanding options exercisable at a price range between $150.00 and $450.00 per share, for a term expiring January 1, 2026;
•	23,440 common shares available for issuance pursuant to our Amended and Restated 2015 Equity Incentive Plan;
•	up to 567,366 common shares issuable upon the exercise of our Class A Warrants (at an exercise price of $15.75 per share) which expire in January 2028;
•
up to 1,133,333 common shares that may be issued upon the exercise of the warrants (at an exercise price to be adjusted as a result of this offering to $1.65 per share) which expire in January 2028 (the “July 2022 Warrants”);

•
up to 2,222,222 common shares that may be issued upon the exercise of the warrants (at an exercise price to be adjusted as a result of this offering to $1.65 per share) which expire in August 2027 (the “August 2022 Warrants”); and

•	up to 7,778,400 common shares that may be issued upon the exercise of the Warrants issued in this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING
Common Shares
For a description of our common shares, please see “Item 10. Additional Information” in our Annual Report, which is incorporated by reference herein.
Series A Warrants
In this offering, we will issue and sell Series A Warrants to purchase up to an aggregate of 3,611,400 common shares at an exercise price equal to $2.25 per common share, subject to adjustment in certain cases described therein.
Exercisability. The Series A Warrants are exercisable for a period of five years commencing on the date of issuance. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the Series A Warrants under the Securities Act is not effective or available at any time after the date of issuance of the Series A Warrants, the holder may, in its sole discretion, elect to exercise the Series A Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Series A Warrant.
Exchangeability. Each Series A Warrant will become exchangeable for one common share beginning on the earlier of 30 days following the closing of the Offering and the date on which the cumulative trading volume of the Company’s common shares following the date of entry into a securities purchase agreement with the purchasers in this offering exceeds 15,000,000 shares.
Exercise Limitation. A holder will not have the right to exercise any portion of the Series A Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the Series A Warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.
Exercise Price Adjustment. The exercise price of the Series A Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price of the Series A Warrants may also be reduced to any amount not below $0.11 and for any period of time at the sole discretion of our board of directors.
The Series A Warrants require “buy-in” payments to be made by us for failure to deliver any common shares issuable upon exercise.
Exchange Listing. There is no established trading market for the Series A Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Series A Warrants on any national securities exchange or other trading market.
Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Series A Warrants with the same effect as if such successor entity had been named in the Series A Warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Series A Warrant following such fundamental transaction. In addition, we or the successor entity, at the request of Series A Warrant holders, will be obligated to purchase any unexercised portion of the Series A Warrants in accordance with the terms of such Series A Warrants.
Rights as a Shareholder. Except as otherwise provided in the Series A Warrants or by virtue of such holder’s ownership of our common shares, the holder of a Series A Warrant will not have the rights or privileges of a holder of our common shares, including any voting rights, until the issuance of common shares upon exercise or exchange of the Series A Warrant.

Series B Warrants
In this offering, we will issue and sell Series B Warrants to purchase up to an aggregate of 4,167,000 common shares at an exercise price equal to $2.25 per common share, subject to adjustment in certain cases described therein.
Exercisability. The Series B Warrants are exercisable for a period of five years commencing on the date of issuance. The Series B Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the Series B Warrants under the Securities Act is not effective or available at any time after the date of issuance of the Series B Warrants, the holder may, in its sole discretion, elect to exercise the Series B Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Series B Warrant.
Exercise Limitation. A holder will not have the right to exercise any portion of the Series B Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the Series B Warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.
Exercise Price Adjustment. The exercise price of the Series B Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price of the Series B Warrants may also be reduced to any amount not below $0.11 and for any period of time at the sole discretion of our board of directors.
The Series B Warrants require “buy-in” payments to be made by us for failure to deliver any common shares issuable upon exercise.
Exchange Listing. There is no established trading market for the Series B Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Series B Warrants on any national securities exchange or other trading market.
Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Series B Warrants with the same effect as if such successor entity had been named in the Series B Warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Series B Warrant following such fundamental transaction. In addition, we or the successor entity, at the request of Series B Warrant holders, will be obligated to purchase any unexercised portion of the Series B Warrants in accordance with the terms of such Series B Warrants.
Rights as a Shareholder. Except as otherwise provided in the Series B Warrants or by virtue of such holder’s ownership of our common shares, the holder of a Series B Warrant will not have the rights or privileges of a holder of our common shares, including any voting rights, until the issuance of common shares upon exercise of the Series B Warrant.

PLAN OF DISTRIBUTION
Maxim Group LLC, which we refer to as the Placement Agent, has agreed to act as the exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling securities offered by this prospectus supplement, nor is the Placement Agent required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its best efforts to arrange for the sale of all of the securities offered hereby. We have entered into a securities purchase agreement with the investors pursuant to which we will sell to the investors 5,556,000 common shares and Warrants to purchase 7,778,400 common shares in this takedown from our shelf registration statement. We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our common shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.
We entered into securities purchase agreements directly with investors on February 28, 2023, and we will only sell to investors who have entered into a securities purchase agreement.
We expect to deliver the securities being offered pursuant to this prospectus supplement on or about March 3, 2023, subject to customary closing conditions.
The following table shows per common share and accompanying Warrant and total cash Placement Agent’s fees we will pay to the Placement Agent in connection with the sale of the securities pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the securities offered hereby:
	Per Share, 0.65 of a Series A Warrant and 0.75 of a Series B Warrant	Total
Public offering price	$2.25	$12,501,000
Placement Agent’s fees(1)	$0.1575	$875,070
Proceeds, before expenses, to us	$2.0925	$11,625,930
We have agreed to pay the Placement Agent a fee equal to the sum of 7.0% of the aggregate purchase price paid by the investors placed by the Placement Agent. We have also agreed to reimburse the Placement Agent up to $40,000 for all travel and other out-of-pocket expenses incurred, including the reasonable fees, costs and disbursements of its legal counsel.
After deducting certain fees and expenses due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $11.4 million.
Indemnification
We have agreed to indemnify the Placement Agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.
The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the common shares and Warrants sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares and Warrants by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:
•	may not engage in any stabilization activity in connection with our securities; and
•
may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Relationships
The Placement Agent and its affiliates may have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.
Registrar and Transfer Agent
The registrar and transfer agent for our common shares is Computershare Trust Company, N.A., with a mailing address of 150 Royall Street, Canton, MA 02021.
Listing
Our common shares are listed on the Nasdaq Capital Markets under the symbol “PSHG.” We do not intend to list the Warrants on any securities exchange or other trading market.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.
Registration fees	$1,378*
Legal fees and expenses	100,000
Accounting fees and expenses	22,000
Miscellaneous	26,622
Total:	$150,000
*
The Registration Fee of $32,450, covering all of the securities being offered under the registration statement on Form F-3 (File No. 333- 237637) filed with the SEC with an effective date of April 23, 2020, of which this prospectus supplement forms a part, was previously paid. We allocate the cost of this fee on an approximately pro-rata basis with each offering.

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement and certain other legal matters relating to United States and Marshall Islands law are being passed upon for us by Watson Farley & Williams LLP, New York, New York. Loeb & Loeb LLP, New York, New York will advise on certain legal matters in connection with the offering on behalf of the Placement Agent.
EXPERTS
The consolidated financial statements of Performance Shipping Inc. appearing in Performance Shipping Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2021, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras Street, 15125, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors Accountants (“SOEL”), Greece with registration number 107.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act of 1933, as amended, we filed a registration statement relating to the securities offered by this prospectus supplement and its accompanying prospectus with the Commission. This prospectus supplement and its accompanying prospectus are a part of that registration statement, which includes additional information.
Government Filings
We file annual and other reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Further information about our company is available on our website at http://www.pshipping.com. The information on our website, however, is not, and should not be, deemed to be a part of this prospectus supplement.
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Capital Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with, and furnish to it, which means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is considered to be a part of this prospectus supplement. However, statements contained in this prospectus supplement or in documents that we file with or furnish to the SEC and that are incorporated by reference into this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, or the accompanying prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We hereby incorporate by reference the documents listed below:
•	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 11, 2022;
•	our Report on Form 6-K furnished to the SEC on June 2, 2022;
•	our Report on Form 6-K furnished to the SEC on June 2, 2022;
•	our Report on Form 6-K furnished to the SEC on June 30, 2022;
•	our Report on Form 6-K furnished to the SEC on July 1, 2022;
•	our Report on Form 6-K furnished to the SEC on July 5, 2022;
•	our Report on Form 6-K furnished to the SEC on July 18, 2022;
•	our Report on Form 6-K furnished to the SEC on July 19, 2022;
•	our Report on Form 6-K furnished to the SEC on July 20, 2022;
•	our Report on Form 6-K furnished to the SEC on July 29, 2022;
•	our Report on Form 6-K furnished to the SEC on August 5, 2022;
•	our Report on Form 6-K furnished to the SEC on August 17, 2022;
•	our Report on Form 6-K furnished to the SEC on September 20, 2022;
•	our Report on Form 6-K furnished to the SEC on September 22, 2022;
•	our Report on Form 6-K furnished to the SEC on October 3, 2022;
•	our Report on Form 6-K furnished to the SEC on October 21, 2022;
•	our Report on Form 6-K furnished to the SEC on November 4, 2022;
•	our Report on Form 6-K furnished to the SEC on November 14, 2022 (excluding Exhibit 99.2, other than the section titled “Results of Special Meeting of Shareholders and Reverse Stock Split”);
•	our Report on Form 6-K furnished to the SEC on November 16, 2022;
•	our Report on Form 6-K furnished to the SEC on November 18, 2022;
•	our Report on Form 6-K furnished to the SEC on November 28, 2022;
•	our Report on Form 6-K furnished to the SEC on November 29, 2022;
•	our Report on Form 6-K furnished to the SEC on November 30, 2022;
•	our Report on Form 6-K furnished to the SEC on December 5, 2022;
•	our Report on Form 6-K furnished to the SEC on December 7, 2022;
•	our Report on Form 6-K furnished to the SEC on December 8, 2022;
•	our Report on Form 6-K furnished to the SEC on December 15, 2022 (excluding the statements attributed to the Company’s Chief Executive Officer);
•	our Report on Form 6-K furnished to the SEC on December 16, 2022;

•	our Report on Form 6-K furnished to the SEC on January 25, 2023; and
•	our Report on Form 6-K furnished to the SEC on February 27, 2023 (excluding the statement in Exhibit 99.2 attributed to the Company’s Chief Executive Officer).
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that state they are incorporated by reference into this prospectus supplement until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or any sale of our common shares.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You may obtain a copy of these documents by writing to or telephoning us at the following address: Performance Shipping Inc., 373 Syngrou Avenue, 175 64 Palaio Faliro, Athens, Greece; Tel+30-216-600-2400. Alternatively, copies of these documents are available via our website at www.pshipping.com. The information on our website is not incorporated by reference into this prospectus supplement.

PROSPECTUS
$250,000,000

PERFORMANCE SHIPPING INC.
Common Stock, Preferred Stock Purchase Rights, Preferred Stock,
Debt Securities, Warrants, Purchase Contracts, Rights and Units
Through this prospectus, we may periodically offer:
(1)	our common shares, including related preferred stock purchase rights,
(2)	our preferred shares,
(3)	our debt securities,
(4)	our warrants,
(5)	our purchase contracts,
(6)	our rights, and
(7)	our units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
This prospectus describes some of the general terms that may apply to these securities. The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in an amendment to the Registration Statement of which this prospectus forms a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. The securities issued under this prospectus may be offered directly or through one or more underwriters, agents or dealers, or through other means. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
The aggregate offering price of all securities issued under this prospectus may not exceed $250,000,000.
Our common shares are currently listed on The Nasdaq Capital Market under the symbol “PSHG.”
The aggregate market value of our outstanding common shares held by non-affiliates as of April 16, 2020 is $17,326,319, based on 50,520,385 common shares outstanding, of which 25,479,881 are held by non-affiliates, and a closing price on the Nasdaq Capital Market of $0.68 on that date. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.
Investing in our securities involves a high degree of risk. Before you make an investment in our securities, you should carefully consider the section entitled “Risk Factors” beginning on page 3 of this prospectus, and the other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 23, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using the shelf registration process. Under the shelf registration process, we may sell, from time to time, our common shares (including related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus, in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a Registration Statement we filed with the Commission and do not contain all the information in the Registration Statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the Registration Statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the Registration Statement, which you can obtain from the Commission as described below under the section entitled “Where You Can Find Additional Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context otherwise requires, when used in this prospectus, the terms “the Company,” “we,” “our” and “us” refer to Performance Shipping Inc. and, where applicable, its consolidated subsidiaries. “Performance Shipping Inc.” refers only to Performance Shipping Inc. and not its consolidated subsidiaries. We use the term deadweight ton, or “DWT”, in describing the size of tanker vessels. DWT, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. We use the term “TEU” in describing the size of containerships. TEU is a standard measure of a containership's cargo-carrying capacity used in the container shipping sector and refers to the space that would be occupied by a container having the International Organization for Standardization's standard external dimensions, the length of which is 20 feet, the height of which is 8.5 feet and the width of which is 8.0 feet.
The financial information included in this prospectus represents our financial information and the operations of our consolidated subsidiaries. Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts presented in, United States dollars, and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States. We have a fiscal year end of December 31.

PROSPECTUS SUMMARY
This section summarizes some of the key information that is contained or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information you should consider before purchasing our securities. You should carefully read all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, including the section entitled “Risk Factors,” before making an investment decision.
Our Company
We are a corporation formed under the laws of the Republic of the Marshall Islands on January 7, 2010. We were founded to own containerships and pursue containership acquisition opportunities. In August 2019 our first tanker vessel was delivered and since then we have expanded our fleet of tanker vessels.
As of April 16, 2020, our fleet consisted of four Aframax tanker vessels, with a combined carrying capacity of 440,703 DWT and a weighted average age of 10.9 years and also of one Panamax containership with a carrying capacity of 3,739 TEU and an age of 19.1 years. Set forth below is summary information concerning our fleet as of April 16, 2020.
Fleet Employment Profile (As of April 16, 2020)
Performance Shipping Inc.’s fleet is employed as follows:
Vessel BUILT CAPACITY	Gross Rate (USD Per Day)	Com*	Charterers	Delivery Date to Charterers**	Redelivery Date to Owners***	Notes
4 Aframax Tanker Vessels
BLUE MOON 2011 104,623DWT	Spot	-	-	-	- - -
BRIOLETTE 2011 104,588DWT	Spot	-	-	-	- - -
P. FOS 2007 115,577DWT	Spot	-	-	-	- - -
P. KIKUMA (ex FSL Shanghai) 2007 115,915DWT	Spot	-	-	-	- - -

1 Panamax Container Vessel

DOMINGO	$11,850	3.50%		15-Jan-20	6-Apr-20
	$10,500	3.50%	CMA CGM	6-Apr-20	29-Jun-20
2001 3,739TEU
*	Total commission paid to third parties.
**	In case of newly acquired vessel with time charter attached, this date refers to the expected/actual date of delivery of the vessel to the Company.
***	Range of redelivery dates, with the actual date of redelivery being at the Charterers’ option, but subject to the terms, conditions, and exceptions of the particular charterparty.
Corporate Information
We are a corporation incorporated under the laws of the Republic of the Marshall Islands on January 7, 2010. Each of our vessels is owned by a separate wholly-owned subsidiary. We maintain our principal executive offices at Pendelis 18, 17564 Palaio Faliro, Athens, Greece. Our telephone number at that address is +30 216 600 2400. Our agent and authorized representative in the United States is our wholly-owned subsidiary, Container Carriers (USA) LLC, established in July 2014, in the State of Delaware, which is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. Our website is www.pshipping.com. The information on our website shall not be deemed a part of this prospectus.

The Securities We May Offer
We may use this prospectus to offer, through one or more offerings, up to $250,000,000 of our common shares (including related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and any prospectus supplement, including the risks described under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Commission on April 10, 2020, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.
If the Share Price of Our Common Shares Fluctuates After this Offering, You could Lose a Significant Part of Your Investment.
The market price of our common shares may be influenced by many factors, many of which are beyond our control, including the other risks described under the heading “Risk Factors—Risk Factors Related to Our Common Shares” in our Annual Report on Form 20-F for the year ended December 31, 2019, as amended by that certain Amendment No. 1 to the Annual Report on Form 20-F, filed with the Commission on April 13, 2020, and the following:
•	the failure of securities analysts to publish research about us after this offering, or analysts making changes in their financial estimates;
•	announcements by us or our competitors of significant contracts, acquisitions or capital commitments;
•	variations in quarterly operating results;
•	general economic conditions;
•	terrorist or piracy acts;
•	epidemics, pandemics and other public health events, including the recent novel coronavirus (COVID-19) outbreak;
•	future sales of our common shares or other securities; and
•	investors' perception of us and the international containership sector.
As a result of these factors, investors in our common shares may not be able to resell their common shares at or above the initial offering price. These broad market and industry factors may materially reduce the market price of our common shares, regardless of our operating performance.
We May Issue Additional Common Shares or Other Equity Securities Without Your Approval, Which Would Dilute Your Ownership Interests and May Depress the Market Price of Our Common Shares.
We may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, future vessel acquisitions or repayment of outstanding indebtedness, without shareholder approval, in a number of circumstances.
Our issuance of additional common shares or other equity securities of equal or senior rank would have the following effects:
•	our existing shareholders' proportionate ownership interest in us will decrease;
•	the amount of cash available for dividends payable on our common shares may decrease;
•	the relative voting strength of each previously outstanding common share may be diminished; and
•	the market price of our common shares may decline.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus, or any prospectus supplement, and the documents incorporated by reference may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts.
Performance Shipping Inc., or the Company, desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. This document and any other written or oral statements made by the Company or on its behalf may include forward-looking statements, which reflect its current views with respect to future events and financial performance, and are not intended to give any assurance as to future results. When used in this document, the words “believe”, “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “will,” “may,” “should,” “expect” “targets,” “likely,” “would,” “could,” “seeks,” “continue,” “possible,” “might,” “pending” and similar expressions, terms or phrases may identify forward-looking statements.
Please note in this prospectus, and any prospectus supplement, “we”, “us”, “our” and “the Company” all refer to Performance Shipping Inc. and its subsidiaries, unless the context requires otherwise.
The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in its records and other data available from third parties. Although the Company believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond its control, the Company cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.
Such statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company is making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated.
In addition to these important factors and matters discussed elsewhere herein, including under the heading “Risk Factors,” and in the documents incorporated by reference herein, important factors that, in its view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to: the strength of world economies, fluctuations in currencies and interest rates, general market conditions, including fluctuations in charter hire rates and vessel values, changes in demand in the tanker shipping industry, changes in the supply of vessels, changes in worldwide oil production and consumption and storage, changes in the Company’s operating expenses, including bunker prices, crew costs, drydocking and insurance costs, the Company’s future operating or financial results, availability of financing and refinancing and changes to the Company’s financial condition and liquidity, including the Company’s ability to pay amounts that it owes and obtain additional financing to fund capital expenditures, acquisitions and other general corporate activities and the Company’s ability to obtain financing and comply with the restrictions and other covenants in the Company’s financing arrangements, the Company’s ability to continue as a going concern, potential liability from pending or future litigation, the market for the Company's vessels, availability of skilled workers and the related labor costs, compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) or other applicable regulations relating to bribery, the impact of the discontinuance of LIBOR after 2021 on interest rates of the Company’s debt that reference LIBOR, general economic conditions and conditions in the oil industry, effects of new products and new technology in the Company’s industry, the failure of counter parties to fully perform their contracts with us, the Company’s dependence on key personnel, adequacy of insurance coverage, the Company’s ability to obtain indemnities from customers, changes in laws, treaties or regulations, the volatility of the price of the Company’s common shares, the Company’s incorporation under the laws of the Marshall Islands and the different rights to relief that may be available compared to other countries, including the United States, changes in governmental rules and regulations or actions taken by regulatory authorities, general domestic and international political conditions, acts by terrorists or acts of piracy on ocean-going vessels, the length and severity of the recent novel coronavirus (COVID-19) outbreak and its impact on the demand for seaborne transportation of petroleum and other types of products, potential disruption of shipping routes due to accidents, labor disputes or political events, and other important factors described from time to time in the reports filed by the Company with the Securities and Exchange Commission, or the SEC.
This prospectus, and any prospectus supplement, may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. The Company may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the Commission, in other information sent to the Company’s security holders, and in other written materials. The Company also cautions that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. The Company undertakes no obligation to publicly update or revise any forward-looking statement contained in this prospectus, and any prospectus supplement, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS
We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

CAPITALIZATION
Each prospectus supplement will include information on our consolidated capitalization.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we may sell some or all of our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
•	loan or pledge our common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through The Nasdaq Capital Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities being registered under this Registration Statement.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the description of our capital stock. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of our capital stock and the material terms of our amended and restated articles of incorporation and amended and restated bylaws contained in our Annual Report on Form 20-F, filed with the Commission on April 10, 2020, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, together with our amended and restated articles of incorporation and amended and restated bylaws, copies of which have been filed as exhibits thereto. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”
Authorized Capitalization
Under our amended and restated articles of incorporation, our authorized capital stock consists of 500,000,000 common shares, par value $0.01 per share, of which 50,520,385 shares are currently issued and outstanding, and 25,000,000 preferred shares, par value $0.01 per share, of which zero shares are issued and outstanding.
Description of Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of our preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of our preferred shares, including our existing classes of preferred shares and any preferred shares we may issue in the future.
Description of Preferred Shares
Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•	the designation of the series;
•	the number of shares of the series;
•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and
•	the voting rights, if any, of the holders of the series.
Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including the designation of the series; the number of shares of the series; the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and the voting rights, if any, of the holders of the series.
Preferred Stock Purchase Rights
On August 29, 2016, we entered into a First Amended and Restated Stockholders Rights Agreement, as amended the Rights Agreement, with Computershare Inc. as Rights Agent. The Rights Agreement amended and restated in its entirety the original Stockholders Rights Agreement between the Company and Mellon Investor Services LLC, dated as of August 2, 2010, as amended on July 28, 2014. Pursuant to the Rights Agreement, each share of our common stock includes one right, which we refer to as a Right, that entitles the holder to purchase from us a unit consisting of one one-thousandth of a share of our Series A Participating Preferred Stock at an exercise price of $50.00, subject to specified adjustments. Until a Right is exercised, the holder of a Right will have no rights to vote or receive dividends or any other stockholder rights. The summary description of Rights Agreement and the related Rights in this section is qualified in all respects by the terms of the Certificate of Designations of Series A Participating Preferred Stock, which was filed as an exhibit to our report on Form 6-K filed with the SEC on August 31, 2016. The information contained in this exhibit is incorporated by reference herein.
The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the Rights or a permitted offer, the Rights should not interfere with a merger or other business combination approved by our board of directors. In June 2019, we entered into Amendment No. 1 to the First Amended and Restated Shareholders Rights Agreement, to amend the definition of “Acquiring Person” set out in the Rights Agreement.
We have summarized the material terms and conditions of the Rights Agreement and the related Rights below.
Detachment of the Rights
The Rights are attached to all certificates representing our currently outstanding common shares, or, in the case of uncertificated common shares registered in book entry form, which we refer to as “book entry shares,” by notation in book entry accounts reflecting ownership, and will attach to all common share certificates and book entry shares we issue prior to the Rights distribution date that we describe below. The Rights are not exercisable until after the Rights distribution date and will expire at the close of business on August 2, 2020, unless we redeem or exchange them earlier as we describe below. The Rights will separate from the common stock and a Rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:
•	the 10th day after public announcement that a person or group has acquired ownership of 15% or more of the Company's common stock, or
•
the 10th business day (or such later date as determined by the Company's board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the Company's common stock.

“Acquiring person” is generally defined in the Rights Agreement as any person, together with all affiliates or associates, who beneficially owns 15% or more of the Company's common stock. However, (i) Diana Shipping Inc. and (ii) 12 West Capital Fund LP, 12 West Capital Offshore Fund LP and/or any affiliates of either entity, are excluded from the definition of “acquiring person.” In addition, persons who beneficially own 15% or more of the Company's common stock on the effective date of the Rights Agreement are excluded from the definition of “acquiring person” until such time as they acquire additional shares in excess of 1% of the Company's then outstanding common stock as specified in the Rights Agreement for purposes of the Rights, and therefore, until such time, their ownership cannot trigger the Rights. Specified “inadvertent” owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common stock by us, will not become acquiring persons as a result of those transactions. Notwithstanding the foregoing, neither Diana Shipping Inc. nor Symeon Palios nor any of Symeon Palios’ affiliates shall be considered an acquiring person.
Our board of directors may defer the Rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of common shares.
Until the Rights distribution date:
•	our common stock certificates and book entry shares will evidence the Rights, and the Rights will be transferable only with those certificates and book entry shares, as applicable; and
•	any new common stock will be issued with Rights and new certificates or book entry shares, as applicable, will contain a notation incorporating the Rights Agreement by reference.
As soon as practicable after the Rights distribution date, the Rights Agent will mail certificates representing the Rights to holders of record of common stock at the close of business on that date. After the Rights distribution date, only separate Rights certificates will represent the Rights.
We will not issue Rights with any shares of common stock we issue after the Rights distribution date, except as our board of directors may otherwise determine.

Flip-In Event
A “flip-in event” will occur under the Rights Agreement when a person becomes an acquiring person other than pursuant to certain kinds of permitted offers. An offer is permitted under the Rights Agreement if a person will become an acquiring person pursuant to a merger or other acquisition agreement that has been approved by our board of directors prior to that person becoming an acquiring person.
If a flip-in event occurs and we have not previously redeemed the Rights as described under the heading “Redemption of Rights” below or, if the acquiring person acquires less than 50% of our outstanding common stock and we do not exchange the Rights as described under the heading “Exchange of Rights” below, each Right, other than any Right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of shares of common stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such Right.
When a flip-in event occurs, all Rights that then are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the Rights Agreement specifies.
Flip-Over Event
A “flip-over event” will occur under the Rights Agreement when, at any time after a person has become an acquiring person:
•	we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or
•	50% or more of our assets or earning power is sold or transferred.
If a flip-over event occurs, each holder of a Right, other than any Right that has become void as we describe under the heading “Flip-In Event” above, will have the right to receive the number of shares of common stock of the acquiring company which has a current market price equal to two times the exercise price of such Right.
Anti-dilution
The number of outstanding Rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the Rights distribution date. With some exceptions, the Rights Agreement will not require us to adjust the exercise price of the Rights until cumulative adjustments amount to at least 1% of the exercise price. It also will not require us to issue fractional shares of our preferred stock that are not integral multiples of one-thousandth of a share, and, instead we may make a cash adjustment based on the market price of the common stock on the last trading date prior to the date of exercise.
Redemption of Rights
At any time until the date on which the occurrence of a flip-in event is first publicly announced, we may order redemption of the Rights in whole, but not in part, at a redemption price of $0.01 per Right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or shares of common stock. The Rights are not exercisable after a flip-in event if they are timely redeemed by us or until ten days following the first public announcement of a flip-in event. If our board of directors timely orders the redemption of the Rights, the Rights will terminate on the effectiveness of that action.
Exchange of Rights
We may, at our option, exchange the Rights (other than Rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one share of common stock per Right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to any person other than us or our existing stockholders becoming the beneficial owner of 50% or more of our outstanding common stock for the purposes of the Rights Agreement.

Amendment of Terms of Rights
During the time the Rights are redeemable, we may amend any of the provisions of the Rights Agreement, other than by decreasing the redemption price. Once the Rights cease to be redeemable, we generally may amend the provisions of the Rights Agreement, other than to decrease the redemption price, only as follows:
•	to cure any ambiguity, defect or inconsistency;
•	to make changes that do not materially adversely affect the interests of holders of Rights, excluding the interests of any acquiring person; or
•
to shorten or lengthen any time period under the Rights Agreement, except that we cannot lengthen the time period governing redemption or lengthen any time period that protects, enhances or clarifies the benefits of holders of Rights other than an acquiring person.

Directors
Our directors are elected by a plurality of the votes cast by shareholders entitled to vote. There is no provision for cumulative voting.
Our board of directors must consist of at least three members. Our amended and restated articles of incorporation provide that the board of directors may only change the number of directors by a vote of not less than two-thirds of the entire board. Directors are elected annually on a staggered basis, and each shall serve for a three-year term and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.
Shareholder Meetings
Under our amended and restated bylaws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside the Marshall Islands. Special meetings may be called for any purpose or purposes at any time by a majority of our board of directors, the chairman of our board of directors or an officer of the Company who is also a director. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting. Shareholders of record holding at least one-third of the shares issued and outstanding and entitled to vote at such meetings, present in person or by proxy, will constitute a quorum at all meetings of shareholders.
Dissenters' Rights of Appraisal and Payment
Under the Marshall Islands Business Corporations Act, or the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of our amended and restated articles of incorporation a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which the Company's shares are primarily traded on a local or national securities exchange.
Shareholders' Derivative Actions
Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.
Limitations on Liability and Indemnification of Officers and Directors
The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors' fiduciary duties.

Our amended and restated bylaws provide that certain individuals, including our directors and officers, are entitled to be indemnified by us to the extent authorized by the BCA, if such individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. We shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, subject to certain conditions. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.
We and our current executive officers are defendants in a purported class action lawsuits pending in the U.S. District Court for the Eastern District of New York. The lawsuit alleges violations of the Securities Exchange Act of 1934, as amended.
While we believe these claims to be without merit and intend to defend these lawsuits vigorously, we cannot predict their outcome. Furthermore, we may, from time to time, be a party to other litigation in the normal course of business. Monitoring and defending against legal actions, whether or not meritorious, is time-consuming for our management and detracts from our ability to fully focus our internal resources on our business activities. In addition, legal fees and costs incurred in connection with such activities may be significant and we could, in the future, be subject to judgments or enter into settlements of claims for significant monetary damages. A decision adverse to our interests could result in the payment of substantial damages and could have a material adverse effect on our cash flow, results of operations and financial position.
With respect to any litigation, our insurance may not reimburse us or may not be sufficient to reimburse us for the expenses or losses we may suffer in contesting and concluding such lawsuit. Substantial litigation costs, including the substantial self-insured retention that we are required to satisfy before any insurance is applied to the claim, or an adverse result in any litigation may adversely impact our business, operating results or financial condition.
Anti-takeover Effect of Certain Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws
Several provisions of our amended and restated articles of incorporation and amended and restated bylaws may have anti-takeover effects. These provisions, which are summarized below, are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions could also discourage, delay or prevent (i) the merger or acquisition of our Company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (ii) the removal of incumbent officers and directors.
Blank Check Preferred Stock
Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 25,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.
Classified Board of Directors
Our amended and restated articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms. Approximately one-third of our board of directors is elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for two years.

Election and Removal of Directors
Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our amended and restated articles of incorporation also provide that our directors may be removed only for cause and only upon the affirmative vote of two-thirds of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.
Limited Actions by Shareholders
Under the BCA, our amended and restated articles of incorporation and our amended and restated bylaws, any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our amended and restated articles of incorporation and amended and restated bylaws provide that, unless otherwise prescribed by law, only a majority of our board of directors, the chairman of our board of directors or an officer of the Company who is also a director may call special meetings of our shareholders, and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one-year anniversary of the preceding year's annual meeting. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder's notice. These provisions may impede shareholders' ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.
Registrar and Transfer Agent
The registrar and transfer agent of our common shares is Computershare Trust Company, N.A.
Listing
Our common shares are listed on The Nasdaq Capital Market under the symbol “PSHG.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this registration statement or as an exhibit to a report under the Exchange Ac, that will be incorporated by reference into this registration statement or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to this registration statement and/or Exchange Act reports as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.
We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability of and terms of any guarantees;
•
any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;

•	any optional or mandatory sinking fund provisions;
•	any conversion or exchangeability provisions;
•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system; and
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.
Senior Debt Securities
We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.
Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.

Covenants
Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.
Additionally, certain changes under each indenture will not require the consent of any holders. These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.

Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
Registered Global Securities. We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC's nominee.
Bearer Global Securities. Debt securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, société anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or
•	currencies.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights. We expect that such terms will include, where applicable:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, common shares (including preferred stock purchase rights), rights or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:
•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares, common shares (including preferred stock purchase rights), and rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
We are a Marshall Islands company and our principal executive office is located outside the United States in Greece. A majority of our directors, officers and the experts named in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.
Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
Commission registration fee	$32,450
FINRA filing fee	$*
Nasdaq listing fee	$*
Legal fees and expenses	$*
Accounting fees and expenses	$*
Printing and engraving expenses	$*
Transfer agent fees and expenses	$*
Indenture trustee fees and expenses	$*
Blue sky fees and expenses	$*
Miscellaneous	$*
Total	$*
*	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.
LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.
EXPERTS
The consolidated financial statements of Performance Shipping Inc. appearing in the Performance Shipping Inc.'s Annual Report (Form 20-F) for the year ended December 31, 2019, have been audited by Ernst & Young (Hellas) Certified Auditors-Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors-Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors-Accountants, or SOEL, Greece with registration number 107.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at http://www.pshipping.com. The information on our website does not constitute a part of this prospectus.
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•
Our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Commission on April 10, 2020, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•	Amendment No. 1 to the Annual Report on Form 20-F, filed with the Commission on April 13, 2020,
•
Our registration statement on Form 8-A12B, as amended, filed with the Commission on December 30, 2010, registering our common stock and preferred stock purchase rights under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of common stock and/or preferred stock purchase rights contained therein.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filings we incorporate by reference to this prospectus by writing or telephoning us at the following address:
Performance Shipping Inc.
Pendelis 18
175 64 Palaio Faliro
Athens, Greece
(011) 30-216-600-2400
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of The Nasdaq Capital Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

5,556,000 Common Shares
Series A Warrants to Purchase up to 3,611,400 Common Shares
Series B Warrants to Purchase up to 4,167,000 Common Shares
Up to 7,778,400 Common Shares Issuable Upon Exercise of the Series A Warrants and Series B Warrants

PROSPECTUS SUPPLEMENT
MAXIM GROUP LLC
The date of this prospectus supplement is February 28, 2023